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                                                            Exhibit No. 99(b)(2)
                                                       (Approved through 8/7/95)

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                                * * * * * * * * *

                                     BY-LAWS

                                * * * * * * * * *


                                   ARTICLE  I

          SECTION 1. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors the fiscal year of the Corporation shall begin December 1 and end on the last day of November.

          SECTION 2. REGISTERED OFFICE. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name and address of its Resident Agent is The Corporation Trust Incorporated.

          SECTION 3. OTHER OFFICES. The Corporation shall also have a place of business in Santa Monica, California, and the Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the States of Maryland and California, at such places as the Board of Directors may from time to time designate.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. PLACE OF MEETING. Annual Meetings, if held, shall be held in such place as the Board of Directors may by resolution establish. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation's principal office in Santa Monica. Meetings of stockholders for any other purpose may be held at such place as shall be stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

          SECTION 2. ANNUAL MEETINGS. The Corporation is not required to hold an Annual Meeting in any year in which the Corporation is not required to convene a meeting to elect directors under the Investment Company Act of 1940. If the Corporation is required under the Investment Company Act of 1940 to hold a meeting of stockholders to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later than 60 days after the occurrence of the event requiring the Meeting; except if an Order is granted by the Securities and Exchange Commission exempting the Corporation from the operation of


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Section 16(a) of the Investment Company Act of 1940 or a no-action position of similar effect is obtained, in which event such Meeting shall be held no later than 120 days after the occurrence of the event requiring the Meeting. Otherwise, Annual Meetings shall be held only if called by the Board of Directors of the Corporation and, if called, shall be held during the month of May on such date as fixed by the Board of Directors by resolution.

          SECTION 3. SPECIAL MEETINGS. Special Meetings of the Stockholders may be called at any time by the President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon written request of the holders of shares entitled to cast not less than ten per cent of all the votes entitled to be cast at such meeting.

          SECTION 4. NOTICE. Not less than ten or more than ninety days before the date of every Annual or Special Stockholders' Meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the Notice.

          SECTION 5. RECORD DATE FOR MEETINGS. The Board of Directors may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any Annual or Special Meeting of the Stockholders as a record date for the determination of the stockholders entitled to receive notice of the meeting, and to vote at any meeting and any adjournment thereof. If an Annual Meeting is held to elect directors pursuant to the requirements of the Investment Company Act of 1940, the Board shall fix the record date within the time required for holding such Annual Meeting as provided in Section 2 of this Article but not more than ninety nor less than ten days prior to such meeting. Only those stockholders who are stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 6.  QUORUM.   At any meeting of stockholders, the presence in
person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be


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transacted which might have been transacted at the meeting as originally notified.

          SECTION 7. MAJORITY. Except as otherwise provided by applicable law, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

          SECTION 8. VOTING. The holders of each share of stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class, then only stockholders of the affected class or classes shall be entitled to vote thereon.

          A stockholder may cast his vote in person or by proxy, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

          SECTION 9. INSPECTORS. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten (10%) percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten (10%) percent of the stock entitled to vote on such election or matter.


                                   ARTICLE III

                                    DIRECTORS

          SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.


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          SECTION 2.  NUMBER AND TERM OF OFFICE.  The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each Director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

          SECTION 3. ELECTION. Subject to Article II Section 2 of these By-Laws, the Directors shall be elected at the Annual Meeting of Stockholders, if held, or at a Special Meeting of Stockholders called for that purpose, except that any vacancy in the Board of Directors may be filled by a majority vote of the entire Board of Directors if immediately after filling the vacancy at least two-thirds of the Board of Directors have been elected by the stockholders. In the event that at any time less than a majority of the Directors of the Corporation were elected by the holders of the outstanding voting securities of the Corporation, the Corporation shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of stockholders for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall, by order, extend such period.

          SECTION 4. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

          SECTION 5. QUORUM. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, these By-Laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

          SECTION 7. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the President on one day's notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.


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          SECTION 8.  INFORMAL ACTIONS.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

          SECTION 9. COMMITTEES. The Board of Directors may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more Directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

          SECTION 10. ACTION OF COMMITTEES. The Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee shall be subject to revision and alteration by the Board of Directors, provided that no rights, of third persons shall be affected by any such revision or alteration.

          SECTION 11. COMPENSATION. Any Director, whether or not he is a salaried officer or employee of the Corporation, may be compensated for his services as Director or as a member of a Committee of Directors, or as Chairman of the Board or Chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.


                                   ARTICLE IV

                                     NOTICES

          SECTION 1. FORM. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a Regular or Special Meeting.


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          SECTION 2.  WAIVER.  Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


                                    ARTICLE V

                                    OFFICERS

          SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include: a President who shall be the Chief Operating Officer of the Corporation and a Director; a Secretary; and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors shall also appoint two Chairmen, one of whom shall be the Chief Executive Officer and the second shall be the Chief Investment Officer of the Corporation and who shall perform and execute such other duties and powers as the Board of Directors shall from time to time prescribe. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

          SECTION 2. ELECTION. The Board of Directors shall choose a President, a Secretary and a Treasurer who shall each serve until their successors are chosen and shall qualify.

          SECTION 3. OTHER OFFICERS. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or Agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

          SECTION 4. COMPENSATION. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the


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salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

          SECTION 5. TENURE. The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

          SECTION 6. PRESIDENT-CHIEF OPERATING OFFICER. The President shall be the chief operating officer of the Corporation; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence or disability of the President the Chairman-Chief Investment Officer shall perform the duties of the President.

          SECTION 7. VICE-PRESIDENTS. The Vice-Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe; provided that the Vice President-Chief Administrative Officer shall be the chief administrative officer of the Corporation.

          SECTION 8. SECRETARY. The Secretary and/or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such Officer's signature.

          SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

          SECTION 10. TREASURER. The Treasurer, unless another officer of the Corporation has been so designated, shall be the


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chief financial officer of the Corporation.  He shall be responsible for the maintenance of its accounting records and shall render to the Board of Directors, at its Regular Meetings, or when the Board of Directors so requires, an account of all the Corporation's financial transactions and a report of the financial condition of the Corporation.

          SECTION 11. CONTROLLER. The Board of Directors may designate a Controller who shall be under the direct supervision of the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board of Directors shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

          SECTION 12. ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                                 NET ASSET VALUE

          SECTION 1.  NET ASSET VALUE.   The net asset value per share of stock
of each class of the Corporation (each a "Portfolio") shall be determined by dividing the total current market value of the investments and other assets belonging to each class, less any liabilities attributable to such class, by the total outstanding shares of such class. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quoted bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) will be determined in good faith at fair value using methods determined by the Board of Directors.

               The net asset value per share of each Portfolio shall be determined as of the close of the New York Stock Exchange on each day that the Exchange is open for business, except as otherwise described in the registration statement of the Corporation.


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               The net asset value per share of The DFA One-Year Fixed Income
Portfolio, The DFA Intermediate Government Fixed Income Portfolio, The DFA Global Fixed Income Portfolio, The DFA Five-Year Government Portfolio, VA Short-Term Fixed Portfolio and VA Global Bond Portfolio (collectively "The Fixed Income Portfolios") shall be computed by dividing the total value of the investments and other assets of each Portfolio, less any liabilities, by the total outstanding shares of such Portfolio. Net asset value includes interest on fixed income securities which shall be accrued daily. Securities which are traded over-the-counter and on a stock exchange may be valued according to the broadest and most representative market for such securities, provided however, that such securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities.

          SECTION 2. FAIR VALUE. If events which materially affect the value of the investments of The United Kingdom Small Company Portfolio, The Japanese Small Company Portfolio, The DFA Global Fixed Income Portfolio, The Continental Small Company Portfolio, The Pacific Rim Small Company Portfolio, The Large Cap International Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA Global Bond Portfolio, VA International Value Portfolio, VA International Small Portfolio or DFA International Small Cap Value Portfolio occur subsequent to the close of the various foreign markets on which securities held by those Portfolios are traded, the investments affected thereby will be valued at fair value in good faith and in accordance with methods determined by the Board of Directors.

          SECTION 3. PUBLIC OFFERING PRICE. The Board of Directors may authorize the sale of shares of The U.S. 9-10 Small Company Portfolio, The Japanese Small Company Portfolio, The United Kingdom Small Company Portfolio, The Continental Small Company Portfolio, The Pacific Rim Small Company Portfolio, The Large Cap International Portfolio, The Emerging Markets Portfolio, VA Global Bond Portfolio, VA Large Value Portfolio and DFA International Small Cap Value Portfolio at a public offering price which includes the net asset value of the shares plus a reimbursement fee.

          SECTION 4. REDEMPTION EXPENSES. In the event that investment securities must be liquidated in order to make redemption payments in cash, The DFA Global Fixed Income Portfolio, The Japanese Small Company Portfolio, The United Kingdom Small Company Portfolio, The Continental Small Company Portfolio, The Pacific Rim Small Company Portfolio, The Large Cap International Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio and DFA International Small Cap Value Portfolio may deduct from the proceeds of redemption the costs associated with the liquidation of such investment securities.


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                                   ARTICLE VII

                              FUNDAMENTAL POLICIES

          SECTION 1. INVESTMENT LIMITATIONS. The following restrictions shall apply to the Fund's Portfolios and may not be changed with respect to any such Portfolio without the approval of the lesser of (i) 67% or more of the shares entitled to vote thereon present at a meeting if the holders of more than 50% of the shares entitled to vote thereon are present or represented by proxy, or (ii) more than 50% of the shares entitled to vote thereon:

          The Portfolios shall not:

          (a) Invest in commodities or real estate, including limited partnership interests therein, except The DFA/AEW Real Estate Securities Portfolio, although they may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate, and The U.S. Large Company Portfolio, The DFA Intermediate Government Fixed Income Portfolio, The Large Cap International Portfolio, The DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA Global Bond Portfolio, VA International Value Portfolio, DFA International Small Cap Value Portfolio, The DFA Global Fixed Income Portfolio, The Japanese, United Kingdom, Continental and Pacific Rim Small Company Portfolios, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Value Portfolio and VA Short-Term Fixed Portfolio may purchase or sell financial futures contracts and options thereon;

          (b) Make loans, except as applicable to The Fixed Income Portfolios by the purchase of privately issued obligations, and as to all Portfolios except through the acquisition of bonds, debentures or other obligations (including repurchase agreements) which are either publicly distributed or customarily purchased by institutional investors;

          (c) Purchase securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as the result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer, provided, however, that this limitation shall apply only to 75% of the total assets of the Fixed Income Portfolios (other than The DFA Global Fixed Income Portfolio and VA Global Bond Portfolio, which shall not be subject to this limitation), The U.S. Large Company Portfolio, The Japanese Small Company Portfolio, The United Kingdom Small Company Portfolio, The Continental Small Company Portfolio, The Pacific Rim Small Company Portfolio, The U.S. 6-10 Small Company Portfolio, The Large Cap International Portfolio, The


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DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio,
The U.S. Small Cap Value Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA Global Value Portfolio, DFA International Small Cap Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio and VA International Small Portfolio;

          (d) Purchase or retain securities of an issuer if those officers and directors of the Fund or its investment advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities;

          (e) Borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Portfolio's gross assets valued at the lower of market or cost; provided that The United Kingdom, Continental, Pacific Rim and U.S. 6-10 Small Company Portfolios, The DFA Global Fixed Income Portfolio, The U.S. Large Company Portfolio, The DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, The Large Cap International Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA International Value Portfolio, VA Global Bond Portfolio, DFA International Small Cap Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Portfolio and VA Short-Term Fixed Porfolio may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans;

          (f) Pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as provided in paragraph (e) of this section;

          (g) Invest more than 10% of the value of the Portfolio's total assets in illiquid securities which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; provided, however, that The U.S. 6-10 Small Company Portfolio, The DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA International Value Portfolio, VA Global Bond Portfolio, DFA International Small Cap Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Portfolio and VA Short-Term Fixed Portfolio may invest not more than 15% of the value of their total assets in illiquid securities;

          (h) Engage in the business of underwriting securities issued by others;

          (i) Invest for the purpose of exercising control over management of any company;


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          (j)  Invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization, provided that The DFA/AEW Real Estate Securities Portfolio may invest in a real estate investment trust ("REIT") that is registered as an investment company;

          (k) Invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation, except that this limitation does not apply to The DFA/AEW Real Estate Securities Portfolio, VA Global Bond Portfolio, VA International Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Portfolio and VA Short-Term Fixed Portfolio;

          (l) Acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry, provided, however, that the foregoing restriction shall not apply to obligations issued or guaranteed by banks and bank holding companies or government securities as defined by Section 2(a)(16) of the Investment Company Act of 1940 acquired by The DFA One-Year Fixed Income Portfolio and VA Short-Term Fixed Portfolio and also shall not apply to securities of companies in the real estate industry acquired by The DFA/AEW Real Estate Securities Portfolio;

          (m) Write or acquire options (except as provided in paragraph (a) of this section) or interests in oil, gas or other mineral exploration, leases or development programs;

          (n) Purchase warrants, however, The U.S. Large Company Portfolio, The Large Cap International Portfolio, the Small Company Portfolios, The DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA Global Bond Portfolio, VA International Value Portfolio, DFA International Small Cap Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Portfolio and VA Short-Term Fixed Portfolio may each acquire warrants as a result of their respective holdings of other equity securities;

          (o)  Purchase securities on margin or sell short; or

          (p) Acquire more than 10% of the voting securities of any issuer or, as applicable to The U.S. 9-10 Small Company Portfolio, acquire more than 10% of any class of securities of any issuer, and provided that this limitation applies only to 75% of the assets of The DFA/AEW Real Estate Securities Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, The Emerging Markets Portfolio, VA International Value Portfolio,


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DFA International Small Cap Value Portfolio, VA Small Value Portfolio and VA
Large Value Portfolio;

          Notwithstanding the investment limitations described in (c), (g), (i),
(j), (k), (l) and (p) above, all or substantially all of the assets of The U.S. 6-10 Small Company Portfolio, The U.S. Large Company Portfolio, The DFA One-Year Fixed Income Portfolio, The U.S. Large Cap Value Portfolio, The U.S. Small Cap Value Portfolio, DFA International High Book to Market Portfolio and The Emerging Markets Portfolio may be invested in another registered open-end investment company having the same investment objective, policies and limitations as the Portfolio.

          SECTION 2. Each of the Portfolios of the Fund is authorized to lend its portfolio securities to brokers, dealers and other institutional borrowers, provided that no such Portfolio shall make any such loan if when made more than one-third of the then total current market value of such Portfolio's assets would consist of lent securities.


                                  ARTICLE VIII

                               OTHER RESTRICTIONS

          SECTION 1. DEALINGS. The Officers and Directors of the Corporation, its investment adviser or any sub-adviser shall have no dealings for or on behalf of the Corporation with themselves as principal or agent, or on behalf of any corporation or partnership in which they have a financial interest, provided that this Section shall not prevent:

          (a) Officers or Directors of the Corporation from having a financial interest in the Corporation, in any sponsor, manager, investment adviser or promoter of the Corporation, or in any underwriter of securities issued by the Corporation;

          (b) The purchase of securities for any Portfolio of the Corporation, or sale of securities owned by any Portfolio of the Corporation through a securities dealer, one or more of whose partners, officers, directors or security holders is an Officer or Director of the Corporation, its investment adviser or its sub-adviser, provided such transactions are handled in a brokerage capacity only, and provided commissions charged do not exceed customary brokerage charges for such service;

          (c) The employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an officer or Director of the Corporation; provided only customary fees are charged for services rendered to or for the benefit of the Corporation; and


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          (d)  The purchase for any Portfolio of the Corporation of securities issued by an issuer having an officer, director or security holder who is an officer or Director of the Corporation or of any manager of the Corporation, unless the retention of such securities in the Portfolio of the Corporation would be a violation of these By-Laws or the Articles of Incorporation of the Corporation.


                                   ARTICLE IX

                                      STOCK

          SECTION 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall certify the class of shares and the number of shares of such class owned by him in the Corporation. Each certificate shall be signed by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

          SECTION 2. SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

          SECTION 3. RECORDING AND TRANSFER WITHOUT CERTIFICATES. Notwithstanding the foregoing provisions of this Article, the Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation's stock by electronic or other means without the issuance of certificates.

          SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed, or upon other satisfactory evidence of such loss or destruction. When authorizing such issuance of a new certificate or certificates, the Board of Directors may) in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety, to the Corporation to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

          SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments as a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by laws of Maryland.

          SECTION 6. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

          SECTION 7. STOCK LEDGER. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          SECTION 8. TRANSFERS OF STOCK. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                    ARTICLE X

                               GENERAL PROVISIONS

          SECTION 1. DIVIDENDS. With respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Investment Company Act of 1940 or the Internal Revenue Code of 1954, as amended from time to time):

          (a) Such dividends, at the election of the stockholders, may be automatically reinvested in additional shares (or fractions thereof) of the class of stock in respect of which such dividends were declared at the "net asset value" thereof determined on the reinvestment date fixed by the Board of Directors, provided however, that all dividends and distributions on shares of The Large Cap International Portfolio, The Japanese Small Company Portfolio, The United Kingdom Small Company Portfolio, The Continental Small Company Portfolio, The Pacific Rim Small Company Portfolio, DFA International High Book to Market Portfolio, The Emerging Markets Portfolio, VA Global Bond Portfolio, VA International Value Portfolio, DFA International Small Cap Value Portfolio, VA Small Value Portfolio, VA Large Value Portfolio, VA International Small Portfolio and VA Short-Term Fixed Portfolio shall be automatically reinvested solely in additional shares (or fractions thereof) of the class of stock in respect of which such dividends were declared at the net asset value on the reinvestment date.

          (b) The Board of Directors, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

          (c) Dividends or distributions on shares of stock, whether payable in stock or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that no dividend payment, or distribution in the nature of a dividend payment may be made wholly or partly from any source other than accumulated, undistributed net income, determined in accordance with good accounting practice, and not including profits or losses realized in the sale of securities or other properties, unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

               (i) Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

               (ii) Accumulated or undistributed net profits from the sale of securities or other properties;

               (iii) Net Profits from the sale of securities or other properties during the then current fiscal year; and

               (iv)  Paid-in surplus or other capital source.

          (d) In declaring dividends and in recognition that the one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, the Board of Directors shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Corporation's auditors) as to the amounts of distribution necessary for this purpose; and the Board of Directors, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as to it may seem proper.

          (e) Any dividends declared, except as aforesaid, shall be deemed liquidating dividends and the stockholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constituted liquidating dividends.

          (f) Anything in these By-Laws to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders of a record date fixed as above provided, a "stock dividend" out of either authorized but unissued, or Treasury Shares of the Corporation, or both.

          SECTION 2. RIGHTS IN SECURITIES. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any Officer of the Investment Adviser to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for the shares of stock issued therefor upon any such reorganization, merger, consolidation, sale lease or mortgage.

          SECTION 3. CLAIMS AGAINST PORTFOLIO ASSETS. Each Portfolio of the Corporation shall provide in any loan agreement and any other agreement to pledge, mortgage or hypothecate any of its assets that such loan shall be repaid solely by the Portfolio which borrowed funds, that to the extent such loan may be secured only by the assets of the Portfolio which obtained the loan, no creditor of such Portfolio shall have any rights to any assets of the Corporation other than the specific assets which secure the agreement.

          SECTION 4. REPORTS. The Corporation shall furnish Stockholders with reports of its financial condition as required by Section 30(d) of the Investment Company Act of 1940 and the rules thereunder.

          SECTION 5. BONDING OF OFFICERS AND EMPLOYEES. All Officers and Employees of the Corporation shall be bonded to such extent, and in such manner, as may be required by law.

          SECTION 6. SEAL. The Corporate seal shall have inscribed thereon the names of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE XI

                               Indemnification of
                             OFFICERS AND DIRECTORS

          SECTION 1. With respect to the indemnification of the Officers and Directors of the Corporation:

          (a) The Corporation shall indemnify each Officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection (b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any Officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

          (b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each Officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such Officer or Director is a party by reason of service in such capacity.

          (c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each Officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.


                                   ARTICLE XII

                                   AMENDMENTS

          SECTION 1. These By-Laws may be altered or repealed at any Regular or Special Meeting of the Board of Directors, provided therein, and provided further, that the right of the Board of


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Directors to amend and the amendment procedure meet the requirements of the
Investment Company Act of 1940, if any.


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